UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 8, 2013

ESP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52506	98-0440762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9595 Six Pines Drive, Suite 6305, The Woodlands, Texas 77380 (Address of principal executive offices) (Zip Code)

(337) 706-7056
Registrant's telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On March 8, 2013, ESP Resources, Inc. (the “Company”) concluded a proxy vote by its shareholders for actions taken by written consent in lieu of a special meeting (the “Proxy”). As the actions were taken by written consent in lieu of a meeting, no shareholder proposals were accepted. Each action subject to a vote by Proxy was described in detail in the Company’s Proxy Statement filed with the SEC on January 24, 2013. With respect to each of the proposals, the shareholders voted as indicated below.

1.
Proposal to approve the registration of shares of common stock (Proposal 1): Stockholders ratified the proposal to authorize the registration of Fifty-Seven Million Nine Hundred Forty-Two Thousand Two Hundred Seventy-Eight (57,942,278) shares on a Form S-1 registration statement.

For	Against	Abstentions
79,954,815.250	6,134,701.25	1,399.00

2.	Proposal to adopt and approve the Amended and Restated Bylaws of ESP Resources, Inc.: Stockholders ratified and approved the Amended and Restated Bylaws of ESP Resources, Inc.

For	Against	Abstentions
79,919,335.750	6,167,516.75	4,063.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2013	ESP RESOURCES, INC.

	By:	/s/ David Dugas
David Dugas
Chief Executive Officer